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                                                                   EXHIBIT 10(s)

                          WAIVER AND FIFTH AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         THIS WAIVER AND FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment"), dated as of January 31, 2001, is between PEERLESS MFG. CO. ("Borrower") and THE CHASE MANHATTAN BANK (successor by merger to Chase Bank of Texas, National Association, referred to herein as "Bank").

                                    RECITALS:

         Borrower and Bank have entered into that certain Second Amended and Restated Loan Agreement dated as of December 12, 1998 (as the same has been amended pursuant to that certain Waiver and First Amendment to Second Amended and Restated Loan Agreement dated December 12, 1999, that certain Consent Letter dated as of February 25, 2000, that certain Third Amendment to Second Amended and Restated Loan Agreement dated June 2, 2000, and that certain Waiver Letter dated as of December 1, 2000 and as the same may hereafter be amended or otherwise modified, the "Agreement"). Borrower and Bank now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:


                                   Definitions

Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.



                                   Amendments

Amendment to Definition of "Termination Date". The definitions of the terms "Prime Rate" and "Termination Date" contained in Section 1 of the Agreement are each amended in their respective entireties to read as follows:

                "Prime Rate" means, the sum of (a) the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published, plus (b) two and one-half percent (2.50%). The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any Loan.

                "Termination Date" means August 31, 2001.

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Amendment to Section 2.A iii. Section 2.A iii of the Agreement is amended in its entirety to read as follows:

                iii. LETTER OF CREDIT SUBFEATURE. As a subfeature under the Line, Bank may from time to time up to and including the Termination Date, issue letters of credit for the account of Borrower (each such letter of credit and each letter of credit issued by Bank for the account of Borrower or one of its Subsidiaries under the Prior Agreement which is outstanding on the date hereof, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the difference between (a) the Line, minus (b) the aggregate unpaid principal amount of all Loans, minus (c) the amount of all drawings under any Letter of Credit for which Bank has not been reimbursed. No Letter of Credit issued or renewed subsequent to January 31, 2001 shall have an expiry subsequent to 365 or more days after the Termination Date (any Letter of Credit with an expiry beyond the Termination Date, an "Extended Expiry LC"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided, however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit any Collateral Account or Borrower's deposit accounts with Bank for the amount of such draft. If at any time prior to the Termination Date the sum of (a) the aggregate unpaid principal of the Loans, plus (b) the aggregate undrawn amount of all outstanding Letters of Credit exceeds the Line, Borrower shall immediately pay to Bank the amount of such excess, together with accrued, unpaid interest on the amount of such excess. If at any time after the Termination Date the aggregate undrawn amount of all Extended Expiry LCs exceeds the aggregate amount on deposit in the Collateral Accounts, at Bank's request, Borrower shall immediately deliver to Bank, for deposit into a Collateral Account, an amount in cash up to, but not to exceed, the amount the aggregate undrawn amount of all the Extended Expiry LCs exceeds the aggregate amount on deposit in the Collateral Accounts at such time. Letters of Credit shall be priced at a rate of 1.50% per annum of the face amount of the Letter of Credit, which fee is due and payable on issuance of the Letters of Credit.

Discontinuance of LIBOR, Adjusted LIBOR Rate, and LIBOR Borrowings. Borrower shall not elect to have all or any portion of the Loans bear interest at the Adjusted LIBOR Rate (the option to do so under the Agreement being hereby terminated), Borrower may not request a LIBOR Borrowing, and any LIBOR Borrowings outstanding as of the date of this Amendment shall immediately convert to Prime Rate Borrowings. Borrower will pay all accrued and unpaid interest to date on the amount converted and all Consequential Loss due under
Section 2.G.iv.

Addition to Section 4.A. Section 4.A. of the Agreement is amended to add the following clause v thereto which shall read in its entirety as follows:

                v. Furnish to Bank within forty five (45) days after the end of each month (a) consolidated and consolidating financial statements (including a balance sheet and a profit and loss statement) of Borrower for each month of each fiscal year of Borrower, (b)




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         a listing of accounts receivable aged from the date of invoice, and (c)
         a list of inventory of Borrower.

Amendment to Section 5.A.ii. Section 5.A.ii. of the Agreement is amended in its entirety to read as follows:

                ii. Borrower shall not permit

                    a. Net Income to be less than or equal to $96,000 for the quarter ending December 31, 2000.

                    b. Net Income to be less than or equal to $309,000 for the quarter ending March 31, 2001.

                    c. Net Income to be less than or equal to $540,000 for quarter ending June 30, 2001.

Amendment to Section 5.I. Section 5.I. of the Agreement is amended in its entirety to read as follows:

                I. Dividends and other Distributions. Pay any dividends or make any other payment or distribution (whether in cash, other property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of the Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; except that (i) Subsidiaries may declare and pay dividends to the Borrower and (ii) Borrower may pay dividends if (a) no Event of Default exists or would result therefrom and (b) Borrower's Net Income calculated for the four quarter period then most recently ended as of the date of payment equals or exceeds $1,100,000.

Amendment to Exhibit A. Exhibit A to the Agreement is amended to read in its entirety as set forth on Exhibit "A" hereto.



                       Waiver of Certain Events of Default

Waiver of Event of Default arising out of failure to comply with Sections 4.12 and 4.17 of the Security Agreement. Bank hereby waives the Event of Default resulting from Borrower's failure to furnish to Bank (a) a security agreement describing Borrower's trademarks which are registered with the United States of America Patent and Trademark Office (the "U.S. Trademarks") and (b) a valid perfected first priority security interest in Borrower's trademarks which are registered with governmental authorities other than the United States of America, which were to be furnished to Bank in connection with the execution of the Security Agreement, dated as of November 30, 2000 (the "Security Agreement"), by Peerless Mfg. Co. and Bank of America, N.A., as collateral agent (the "Collateral Agent"). To induce Bank to agree to the waiver of the Event of Default, Borrower agrees that it will (a) execute and deliver a trademark security agreement granting Bank a perfected first priority security interest in Borrower's U.S. Trademarks required to be delivered pursuant to Sections 4.12 and 4.17 of the Security Agreement on or before February 28, 2001 and its failure to deliver such trademark security agreement on or before February 28, 2001 shall constitute and Event of Default under the Agreement and (b) at any time in the


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future upon Bank's request execute and deliver a trademark security agreement granting Bank a perfected first priority security interest in Borrower's trademarks which are registered with governmental authorities other than the United States of America.

Waiver of Event of Default arising out of failure to comply with Section 4.18 of the Security Agreement. Bank hereby waives the Event of Default resulting from Borrower's failure to have taken, on or before January 15, 2001, all action required by the Collateral Agent to give the Collateral Agent control over the accounts described in Exhibit 3.7 to the Security Agreement, including without limitation, the execution and delivery among Borrower, the Collateral Agent and the institutions identified on such Exhibit 3.7 of control agreements in form and substance satisfactory to the Collateral Agent.

Waiver of Event of Default arising out of failure to comply with Section 4.22 of the Security Agreement. Bank hereby waives the Event of Default resulting from Borrower's failure to have delivered on or before January 15, 2001 (a) the share certificates for each of the entities listed on Exhibit 1.2 of the Security Agreement, (b) the certificates of existence and good standing for Peerless (Barbados) Ltd., (c) resolutions from the board of directors of Peerless (Barbados) Ltd. authorizing the transfer of the Peerless (Barbados) Ltd. shares to the Collateral Agent, and (d) the documentation necessary to perfect the Collateral Agent's interest in the Peerless Europe Ltd. share certificates pursuant to the laws of the United Kingdom. To induce Bank to agree to the waiver of the Event of Default, Borrower agrees that it will deliver, on or before February 28, 2001, (a) the certificates of existence and good standing for Peerless (Barbados) Ltd. and (b) resolutions from the board of directors of Peerless (Barbados) Ltd. authorizing the transfer of the Peerless (Barbados) Ltd. shares to the Collateral Agent, and its failure to deliver such certificates and resolutions on or before February 28, 2001 shall constitute an Event of Default under the Agreement. As a further inducement to Bank to agree to the waiver of the Event of Default, (a) Borrower represents and warrants to Bank that the net income of Peerless Europe Ltd. for the twelve months ended December 31, 2000 is $288,000, and the net worth of Peerless Europe Ltd. for the month ended December 31, 2000 is $546,000 and (b) Borrower agrees it will at any time in the future upon Bank's request execute and deliver the documentation necessary to perfect the Collateral Agent's interest in the Peerless Europe Ltd. share certificates pursuant to the laws of the United Kingdom.

Limitation of Waivers. The waivers contained in Section 3.1, Section 3.2, and
Section 3.3 of this Amendment shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of the Agreement, the Security Agreement, or any other Loan Document except as expressly set forth herein. Further, the waivers contained in
Section 3.1, Section 3.2, and Section 3.3 of this Amendment shall not constitute a waiver of any future Event of Default that may occur under the Security Agreement, including, without limitation, Borrower's failure to keep, perform, or observe the covenants set forth in Sections 4.12, 4.17, 4.18, and 4.22 of the Security Agreement.



                              Conditions Precedent

Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to
Bank:

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Corporate Matters. Such evidence of Borrower's existence, good standing and authority to execute, deliver and perform this Amendment and the Loan Documents to which it is or is to be a party hereunder;

Fourth Amended and Restated Promissory Note. Borrower shall have executed and delivered to Bank a Third Amended and Restated Promissory Note in form and substance similar to Exhibit "A" hereto;

NationsBank Agreement. Copies of the most recent amendments to the NationsBank Agreement, and evidence of (1) a waiver by Bank of America, N.A. of the defaults in Article 3 and (2) an extension of the date on which the NationsBank Agreement matures to at least August 31, 2001;

Bank of America, N.A. Consent. A consent executed and delivered by the Collateral Agent and Bank of America, N.A. to Bank's (a) increase in the Prime Rate, (b) extension of the Termination Date, and (c) addition of the renewal fee to be paid in accordance with Section 6.4 hereto; -

Receipt of Payment of Renewal Fee. Bank shall have received the renewal fee in accordance with Section 6.4 hereto;

Additional Information. Bank shall have received such additional documentation and information as Bank or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may request; and

The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

No Event of Default shall have occurred and be continuing; and

All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.



                  Ratifications, Representations and Warranties

Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Representations and Warranties. Borrower hereby represents and warrants to Bank as follows: (a) after giving effect to this Amendment, no Event of Default has occurred and is continuing; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as



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of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Borrower and does not and will not: (1) violate any provision of law applicable to Borrower, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of Borrower or any order, judgment, or decree of any court or agency of government binding upon Borrower; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower; (3) result in or require the creation or imposition of any material lien upon any of the assets of Borrower; or (4) require any approval or consent of any Person under any material contractual obligation of Borrower. IN ADDITION, TO INDUCE BANK TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

RELEASE. RELEASES AND DISCHARGES BANK, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


                                  Miscellaneous

Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Expenses of Bank. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Bank's legal counsel.

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Renewal Fee. Borrower agrees to pay to Bank on the date hereof a renewal fee in the amount of $25,000 as additional consideration for Bank's agreement to amend the Agreement and waive the Events of Default as herein set forth.

Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Effect of Waiver. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.




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                  Executed as of the date first written above.

                              BORROWER:

                              PEERLESS MFG. CO.

                              By:    /s/
                                 -----------------------------------------
                                 Sherrill Stone, Chairman and Chief Executive
                                 Officer


                              BANK:

                              THE CHASE MANHATTAN BANK (successor by merger to Chase Bank of Texas, National Association)


                              By:    /s/
                                 -------------------------------------------
                                 Michael B. Phillips, Vice President



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                                     CONSENT


         The undersigned (a) hereby consents and agrees to this Amendment, including without limitation, the (i) increase in the Prime Rate, (ii) extension of the Termination Date, and (iii) addition of the renewal fee to be paid in accordance with Section 6.4 hereto and (b) hereby agrees that the (i) increase in the Prime Rate, (ii) extension of the Termination Date, and (iii) addition of the renewal fee to be paid in accordance with Section 6.4 hereto do not and will not violate the Intercreditor Agreement dated as of November 30, 2000, among Bank of America, N.A. as a lender and as collateral agent, The Chase Manhattan Bank, and Peerless Mfg. Co.

         Witness due execution hereof by the undersigned as of the date first written above.

                                 BANK OF AMERICA, N.A., as a Lender and as
                                 Collateral Agent


                                 By:  /s/
                                    -------------------------------------------
                                     Mark L. Henze, Senior Vice President



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                                   Exhibit "A"
                                       to
                                Peerless Mfg. Co,
    Waiver and Fifth Amendment to Second Amended and Restated Loan Agreement

                   FOURTH AMENDED AND RESTATED PROMISSORY NOTE


Date: January 31, 2001
Amount:  $5,500,000.00

Bank:                                                      Borrower:

The Chase Manhattan Bank (successor by merger to Chase     Peerless Mfg. Co.
Bank of Texas, National Association)                       2819 Walnut Hill Lane
12875 Josey Lane                                           Dallas, Texas  75229
Dallas, Texas  75234-6398

County:  Dallas                                            County:  Dallas

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this third amended and restated promissory note ("Note"), or at such other place as may be designated by Bank, the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00), or so much thereof as may be advanced in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. LOAN AGREEMENT. This Note is executed and delivered by Borrower pursuant to the certain Second Amended and Restated Loan Agreement dated as of December 12, 1998 between Borrower and Bank (as the same has been amended pursuant to that certain Waiver and First Amendment to Second Amended and Restated Loan Agreement dated December 12, 1999, that certain Consent Letter dated as of February 25, 2000, that certain Third Amendment to Second Amended and Restated Loan Agreement dated June 2, 2000, that certain Waiver Letter dated as of December 1, 2000, and as the same may hereinafter be amended or otherwise modified, herein called the "Loan Agreement") and is the Note as defined therein. All terms defined in the Loan Agreement, wherever used herein, shall have the same meanings as are prescribed by the Loan Agreement.

2. RATE. The unpaid principal from day to day outstanding under this Note shall bear interest at the applicable rate prescribed for the Loans as provided by the Loan Agreement. Bank's records shall be conclusive proof of loans, payments and interest accruals hereunder, absent proof by Borrower of error. Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the weekly rate ceiling described in, and computed in accordance with the Texas Finance Code. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

3. REPAYMENT. Subject to the terms of the Loan Agreement, all unpaid principal and accrued interest under this Note shall be payable as follows: Accrued interest shall be payable quarterly in arrears on each Interest Payment Date beginning on March 31, 2001 and



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      continuing thereafter through the Termination Date, and all unpaid principal hereunder and all other amounts payable hereunder relative to the Loans, shall be due and payable to Bank in full, and the Line shall terminate, on the Termination Date. To the extent that any accrued interest is not paid on the date when due, as provided herein, Bank may at its option (but with no obligation to do so), add the amount of such accrued interest to the unpaid principal due by Borrower under the Loans, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a Loan.

4. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower, including, without limitation, those set forth in the Loan Agreement. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

5. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

6. PREPAYMENTS. Any prepayments of the Loans outstanding under this Note are subject to the terms contained in the Loan Agreement.

7. EVENTS OF DEFAULT. The following are events of default hereunder: (a) any default under the Loan Agreement; (b) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any


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      Obligor or the merger or consolidation of any Obligor with or into another entity; and (c) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor.

8. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents (as defined in the Loan Agreement), as well as all rights and remedies available at law or in equity.

9. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

10. APPLICABLE LAW, VENUE AND JURISDICTION. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or



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

      jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

11. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

13. AMENDMENT AND RESTATEMENT OF PREVIOUS NOTES. This Note is in renewal, increase and extension of, and is issued in amendment and restatement of (but not in extinguishment of) the indebtedness evidenced by the certain Third Amended and Restated Promissory Note dated December 12, 2000, previously executed and delivered by Borrower payable to the order of Chase Bank of Texas, National Association (now known as "The Chase Manhattan Bank") in the face amount of $5,500,000.00 (the "Amended and Restated Note") which Amended and Restated Note was in renewal and extension of, and issued in amendment and restatement of (but not in extinguishment of) the indebtedness previously evidenced by the Second Amended and Restated Promissory Note dated December 12, 1999, previously executed and delivered by Borrower payable to the order of Bank in the face amount of $3,500,000.00, that certain amended and restated promissory note dated December 28, 1998 previously executed and delivered by Borrower payable to the order of Bank in the face amount of $3,500,000.00, and that certain Promissory Note dated January 12, 1998, previously executed and delivered by Borrower payable to the order of Texas Commerce Bank National Association (now known as "Chase Bank of Texas, National Association"), in the face amount of $2,500,000.00 and all such indebtedness hereafter shall be governed by and payable in accordance with the terms hereof. Borrower agrees to pay all unpaid interest accrued under the Amended and Restated Note as of the date hereof on the next Interest Payment Date.

14. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

15. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL

      CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

            A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

            B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



   Bank: THE CHASE MANHATTAN BANK        Borrower: PEERLESS MFG. CO.

By:                                      By:
   -------------------------------          -----------------------------------
   Michael B. Phillips, Vice President      Sherrill Stone, Chairman and Chief
                                            Executive Officer



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